UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

Oncolix, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-192405	46-3046340
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14405 Walters Road, Suite 780 Houston, TX	77014
(address of principal executive offices)	(zip code)

281-402-3167
(registrant’s telephone number, including area code)

___________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in [sic] Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2017, the Board of Directors of Oncolix, Inc. (the “Company”) voted to increase the number of Directors to four from the current three, and elected John Holaday PhD to serve as a Director until his resignation or replacement by action of the stockholders of the Company. After his election, the Board of Directors is comprised of Dr. Holaday, Dale Zajicek, Dr. Jerry Youkey, and Michael Redman, the CEO.

Dr. Holaday previously served as a senior executive at several growing biopharmaceutical companies. Most recently, until his retirement in 2014, Dr. Holaday was co-founder, chief executive officer, managing director and board member of QRxPharma, a specialty pharmaceutical company headquartered in Sydney, Australia, where he directed the development and NDA submission of a better-tolerated opioid. Prior to founding QRx in 2007, he was co-founder of the technology-focused Harvest Bank of Maryland and co-founder and chief executive officer of EntreMed, Inc., a pioneering anti-angiogenesis company focused on oncology. He co-founded MaxCyte, a flow electroporation company. Prior to that, he was co-founder and executive vice president of Research and Development at Medicis Pharmaceutical Corp., a dermatology company acquired by Valeant Pharmaceuticals in 2012 for $2.6 billion. He is currently a board member for several biopharmaceutical companies and non-profit organizations. He earned his B.S. and M.S. from the University of Alabama, and his Ph.D. in Pharmacology from the University of California, San Francisco School of Medicine. He holds over 90 patents and has published over 230 scientific articles, book chapters and four books. He served as Chair of the BioAlliance of the Tech Council of Maryland. In 2006, he was named to the Ernst & Young’s Entrepreneur of the Year Hall of Fame.

The Company has concluded that the specific experiences, qualifications and skills described above, including, without limitation, the significant background in management of developing medical technology companies, constitute the skill set necessary to serve as the Company’s Director.

The Company considers Dr. Holaday and Mr. Zajicek to be independent directors.

As compensation, the Board has granted Dr. Holaday an option to acquire 900,000 shares of Common Stock for $0.09 per share. The option expires November 30, 2022, and vests as follows: 1/3 in the date of grant, 1/3 on the first anniversary and 1/3 on the second anniversary. Dr. Holaday will also receive cash compensation of $1,000 per month.

The term of each Director continues until the next election by stockholders, or their resignation or removal by action of the majority of stockholders. The next election by stockholders is expected in May 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncolix, Inc.

Date: December 6, 2017	By:	/s/ Michael T. Redman
Michael T. Redman
President and Chief Executive Officer

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